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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 20, 2006

                                ABLE ENERGY, INC.
                 (Exact name of registrant specified in charter)

        DELAWARE                    001-15035                   22-3520840
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)


                     198 GREEN POND ROAD, ROCKAWAY, NJ 07866
               (Address of principal executive offices) (Zip Code)

                                 (973) 625-1012
                          Registrant's Telephone Number


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01       OTHER EVENTS.

        As previously disclosed in our Current Report on Form 8-K filed with the SEC on June 16, 2005, and our current report on Form 8-K filed with the SEC on November 18, 2005, we have entered into an agreement, subject to shareholder approval, to purchase a significant portion of the assets of our largest shareholder, All American Plazas, Inc. ("All American"). All American has recently consummated a financing that, if such acquisition of All American's assets is consummated, will impact us. Accordingly, this Current Report on Form 8-K is being filed to describe the financing recently completed by All American whereby convertible debentures in the aggregate amount of $2,500,000 and other rights were purchased by a group of purchasers/investors. The proceeds of this financing will be used for the acquisition of certain real property located in New Hampshire.

        The following description of the terms of the All American's financing is qualified in its entirety by the terms and provisions contained in the financing documentation attached to this Current Report on Form 8-K as Exhibits
99.1 through 99.5.

        Pursuant to the terms of the Securities Purchase Agreement dated January 20, 2006 (the "Agreement"), among All American and certain purchasers identified therein (collectively, the "Purchasers"), the Purchasers loaned All American an aggregate of $2,500,000, evidenced by Secured Debentures also dated January 20, 2006 (the "Debentures"). The Debentures shall be repaid within two years from the date of issuance, subject to the occurrence of an event of default, with interest payable at the rate per annum equal to LIBOR for the applicable interest period, plus 4% payable on a quarterly basis on April 1st, July 1st, October 1st and January 1st, beginning on the first such date after the date of issuance of the Debentures. The loan is secured by, among other things, real estate property in New Hampshire owned by an All American subsidiary and All American's equity interests in such subsidiary. In the event that we do not complete the acquisition of All American prior to the expiration of the 12-month anniversary of the Agreement, All American shall be considered in default of the loan. Other default conditions also may apply. Pursuant to the Additional Investment Right (the "AIR Agreement") among All American and the Purchasers, the Purchasers may loan All American up to an additional $2,500,000 on the same terms and conditions as the initial $2,500,000 loan, except for the conversion price of the debentures.

        If we consummate the acquisition of the All American assets, upon such consummation, we will assume the obligations of All American under the Agreement, the Debentures and the AIR Agreement through the execution of a Securities Assumption, Amendment and Issuance Agreement and Variable Rate Secured Convertible Debenture Agreement, each between the Purchasers and us (the "Able Energy Transaction Documents"). Such documents provide that we shall cause the collateral securing the Debentures to continue to secure such loan until the full repayment of the loan upon expiration of the Debentures or upon conversion of the Debentures in accordance with the terms of the Able Energy Transaction Documents. Forms of the Able Energy Transaction Documents will be substantially similar to those analogous documents which we filed as exhibits to our current report on Form 8-K filed with the SEC on June 10, 2005.

        It is currently contemplated that if the Able/All American transaction is consummated, the shareholders of All American will escrow a sufficient number of shares to satisfy the exchange of the $2,500,000 in outstanding Debentures for convertible debentures to purchase our common stock at $3.00 per share, 50% warrant coverage at $3.75 excercise price and certain additional pro rata investment rights.

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        As reported in our Current Report on Form 8-K filed with the SEC on
August 15, 2005, we previously entered into an assignment agreement with TruckStops Direct ("TSD") where TSD assigned to us all of its rights in an executed letter of intent with GSN Interstate Truck Stop Network Inc. ("GSN"). TSD is an affiliate of All American Plazas, Inc. We have since that time discontinued our discussions with GSN and have no immediate plans to pursue the purchase of GSN under such letter of intent.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished with this report:

Exhibit No.            Description
----------------------------------

99.1 Securities Purchase Agreement, by and among All American and the Purchasers, dated as of January 20, 2005.

99.2 Form of Secured Debenture, made as of January 20, 2005, by All American in favor of the Purchasers.

99.3 Form of Additional Investment Right, by and among All American, and the Purchasers, dated as of January 20, 2005.

99.4 Form of Security Agreement, dated as of January 20, 2006, by and between All American and the Purchasers.

99.5 Loan Agreement, dated as of January 20, 2006, by and between All American, St. John's Realty Corporation and the Purchasers.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of January, 2006.


                                        ABLE ENERGY, INC.


                                        By:    /s/ Gregory D. Frost
                                               ---------------------------------
                                        Name:  Gregory D. Frost
                                        Title: Chief Executive Officer